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                            AMENDED AND RESTATED BYLAWS OF

                         California Financial Holding Company

                                 As of March 28, 1995

                                 ARTICLE I.  OFFICES

              SECTION 1. REGISTERED OFFICE. California Financial Holding Company (hereinafter referred to as the "Corporation") shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the City of Wilmington, County of New Castle.

              SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the Board shall from time to time designate or the business of the corporation shall require.

                              ARTICLE II.  SHAREHOLDERS

              SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at such places within or without the State of Delaware as may from time to time be designated by the Board and specified in the notice of meeting.

              SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually on a date within 180 days after the end of the Corporation's fiscal year and at such time as the Board of Directors may determine.

              SECTION 3. SPECIAL MEETINGS. Special Meetings of the shareholders may be called at any time for any purpose by the chairman of the board, and shall be called by the president, a vice president or the secretary upon the written request of stockholders holding of record at least ten percent (10%) of the outstanding common stock of the Corporation. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the chairman of the board, the president or the secretary.

              SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings of the shareholders shall be conducted in accordance with Delaware law unless otherwise prescribed by the Bylaws. The Chairman of the Board, or in the absence of the Chairman of the Board, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the shareholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the shareholders, unless otherwise prescribed by law or
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     regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of business and the procedure at the meeting.

              SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the shareholders is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the directors requesting the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the U.S. mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the shareholders, either annual or special, is adjourned for more than thirty days or if, after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any other adjourned meeting of the shareholders, other than an announcement at the meeting at which such adjournment is taken.

              SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose under Delaware law, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

              SECTION 7. VOTING LISTS. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any shareholder present at the meeting. The stock transfer books shall be the only evidence as to who are the shareholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of shareholders, and of the voting list required by this section.


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              SECTION 8.  QUORUM.  A majority of the outstanding shares of the
     Corporation entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

              SECTION 9. PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Delaware law.

              SECTION 10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than a nominee for director as an inspector of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting for which such appointment has been made. If inspector(s) of election are not so appointed, the Chairman of the Board or the President may, or on the request of the holders of not less than 10 percent (10%) of the shares present in person or by proxy at the meeting, either of them shall, make such appointment at the meeting. If inspector(s) are appointed at the meeting, the majority of votes cast shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act as an inspector, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

              The duties of such inspectors shall include: determining the number of shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with rights to vote; counting and tabulating all votes or consents; determining the result of any vote; and such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

              SECTION 11. VOTING BY THE CORPORATION. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, a majority of the shares of which entitled to vote for the election of directors are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the shareholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.


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              SECTION 12.  NEW BUSINESS.  Any new business to be taken up at the annual meeting of the shareholders shall be stated in writing and filed with the Secretary of the Corporation at least sixty days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be considered at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the shareholders of reports of officers, directors, and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                           ARTICLE III.  BOARD OF DIRECTORS

              SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board shall annually elect a Chairman of the Board, a President and one or more Vice Chairmen of the Board from among its members and shall designate, when present, either the Chairman or the President or a Vice Chairman to preside at its meetings.

              SECTION 2. NUMBER. The Board shall consist of not less than five (5) nor more than twenty-five (25) members. The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board.

              SECTION 3. ELECTION OF DIRECTORS. The Board shall be divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting of the shareholders at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of calendar year 1987, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of calendar year 1987, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of calendar year 1987.

              At each annual election commencing at the first annual meeting of the shareholders, the successors to the class of directors whose term expires at that time shall be elected by the shareholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

              Notwithstanding the requirement that the three classes shall be as nearly equal in number of directors as possible, in the event of any


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     change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors.

              SECTION 4. REGULAR MEETINGS. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. Additional meetings shall be held at such time as the Board shall fix at such places within or without the State of Delaware as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.

              SECTION 5. SPECIAL MEETINGS. Special Meetings of the Board may be called by or at the request of the Chairman of the Board, the President, a Vice Chairman of the Board or a majority of the directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.

              SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least two (2) days prior to the date of said meeting when delivered personally or by telegram or cablegram or at least five (5) days prior thereto when delivered by mail at the address appearing on the Corporation's records. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If notice be given by cablegram, such notice shall be deemed delivered when sent. Any Director may waive notice of any meeting by a writing filed with the secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the basis that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

              SECTION 7. QUORUM. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

              SECTION 8. CONSTRUCTIVE PRESENCE AT A MEETING. Members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same


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     time. Participation by such means shall constitute presence in person at a meeting. Meetings of the Board of Directors and of any Committee of the Board of Directors may be conducted entirely by such means.

              SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

              SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

              SECTION 11. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman of the Board, the President, a Vice Chairman of the Board or the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

              SECTION 12. VACANCIES. Any vacancy occurring in the Board may be filled in accordance with the Certificate of Incorporation.

              SECTION 13. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine.

              SECTION 14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board at which action on a corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

              SECTION 15. REMOVAL. At a meeting of shareholders called expressly for that purpose, a director may be removed with or without cause as determined by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors.

                     ARTICLE IV.  EXECUTIVE AND OTHER COMMITTEES

              SECTION 1. APPOINTMENT. The Board, by resolution adopted by a majority of the Board, may designate the Chief Executive Officer and two or more of the other directors to constitute an Executive Committee. The


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     designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation.

              SECTION 2. AUTHORITY. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Certificate of Incorporation or the Bylaws.

              SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.

              SECTION 4. MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

              Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

              SECTION 5. QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

              SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

              SECTION 7. VACANCIES. Any Vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.

              SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board, the President, a Vice Chairman of the Board or the Board. Unless otherwise specified therein, such resignation


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     shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.
              SECTION 9. PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with the Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.

              SECTION 10. OTHER COMMITTEES. The Board may by resolution establish an audit committee, a loan committee or such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                ARTICLE V.  OFFICERS

              SECTION 1. POSITIONS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer or a Vice President in charge of financial matters, each of whom shall be elected by the Board. The President shall be the Chief Executive Officer unless the Board designates the Chairman of the Board as Chief Executive Officer. The President shall be a director of the Corporation. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

              SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with
     Section 3 of this Article V.

              SECTION 3. REMOVAL. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.



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              SECTION 4.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.

              SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board.

                  ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

              SECTION 1. CONTRACTS. To the extent permitted by applicable law, the Certificate of Incorporation or the Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined at specific instances.

              SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

              SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

              SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.

               ARTICLE VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

              SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor upon such terms and


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     indemnity to the Corporation as the Board may prescribe as sufficient to indemnify the Corporation against any claim that may be made against it on account of such loss, theft or destruction.

              SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock to the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                      ARTICLE VIII.  FISCAL YEAR, ANNUAL AUDIT

              The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board.

                                ARTICLE IX.  DIVIDENDS

              Subject to applicable law, the Certificate of Incorporation or the Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

                              ARTICLE X.  CORPORATE SEAL

              The corporate seal of the Corporation shall be in such form as the Board shall prescribe.

                               ARTICLE XI.  AMENDMENTS

              Bylaws may be adopted, amended or repealed by the vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon or by a resolution adopted two-thirds of the directors then in office.

                            ARTICLE XII.  INDEMNIFICATION

              The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by Section 145, or any successor provision, of the General Corporation Law of the State of Delaware, and such rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled under the Certificate of Incorporation, or by virtue of any agreement or vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in


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     another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                         ARTICLE XIII.  BUSINESS COMBINATIONS

              Section 203 of the General Corporation Law of the State of Delaware shall not govern the Corporation. This Article XIII may not be amended by a vote of the Board.











































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